RESIDENTIAL PURCHASE AND SALE AGREEMENT
Specific Terms

1. **Date:** March 14, 2022 **MLS No.:** ______ **Offer Expiration Date:** 3/16/2022
2. **Buyer:** VH Senior Care LLC (Buyer) ______ (Buyer) A limited liability company (Status)
3. **Seller:** Christopher Steve Torkelson (Seller) Daniela C Torkelson (Seller)
4. **Property:** Legal Description attached as Exhibit A. Tax Parcel No(s).: 192304-9384, ______, ______,
   302 SW 146th St (Address) Burien (City) King (County) WA (State) 98166 (Zip)
5. **Included Items:** ☑ stove/range; ☑ refrigerator; ☑ washer; ☑ dryer; ☑ dishwasher; ☐ hot tub; ☐ fireplace insert; ☐ wood stove; ☐ satellite dish; ☐ security system; ☐ attached television(s); ☐ attached speaker(s); ☑ microwave; ☐ generator; ☑ other Garbage Disposal
6. **Purchase Price:** $ 1,000,000.00 One Million Dollars
7. **Earnest Money:** $ ______ ☐ Check; ☐ Note; ☐ Wire; ☐ Other ______
   Delivery Date ____ days after mutual acceptance; to be held by ☐ Buyer Brokerage Firm; ☑ Closing Agent
8. **Default:** (check only one) ☑ Forfeiture of Earnest Money; ☐ Seller's Election of Remedies
9. **Title Insurance Company:** Fidelity Title & Escrow
10. **Closing Agent:** Fidelity Title & Escrow (Company) ______ (Individual (optional))
11. **Closing Date:** on or before 3/25/2022; **Possession Date:** ☑ on Closing; ☐ Other ______
12. **Services of Closing Agent for Payment of Utilities:** ☐ Requested (attach NWMLS Form 22K); ☑ Waived
13. **Charges/Assessments Levied Before but Due After Closing:** ☐ assumed by Buyer; ☑ prepaid in full by Seller at Closing
14. **Seller Citizenship (FIRPTA):** Seller ☐ is; ☑ is not a foreign person for purposes of U.S. income taxation
15. **Agency Disclosure:** Buyer represented by: ☐ Buyer Broker; ☑ Buyer/Listing Broker (dual agent); ☐ unrepresented
    Seller represented by: ☐ Listing Broker; ☑ Listing/Buyer Broker (dual agent); ☐ unrepresented
16. **Addenda:** 22D(Optional Clauses) 22T(Title Contingency) 35W(Inspection Waiver) 34(Addendum)

Buyer	Seller
[signature] 03/15/2022 — Buyer Signature / Date	Christopher Torkelson 03/15/22 — Seller Signature / Date
Buyer Signature / Date	Daniela Torkelson 03/15/22 — Seller Signature / Date
3535 Factoria Blvd STE 500 — Buyer Address	302 SW 146th St — Seller Address
Bellevue WA 98006 — City, State, Zip	Burien WA 98166-1915 — City, State, Zip
(425) 278-9028 — Buyer Phone No. / Fax No.	(360) 469-6962 — Seller Phone No. / Fax No.
jim@icapequity.com — Buyer E-mail Address	chris@afhmanagement.com — Seller E-mail Address
Marketplace Sotheby's Intl Rty — Buyer Brokerage Firm; 3253 — MLS Office No.	Marketplace Sotheby's Intl Rty — Listing Brokerage Firm; 3253 — MLS Office No.
Carson Espinoza — Buyer Broker (Print); 115166 — MLS LAG No.	Carson Espinoza — Listing Broker (Print); 115166 — MLS LAG No.
(425) 243-9000 — Firm Phone No.; (206) 669-9959 — Broker Phone No.; (425) 949-7390 — Firm Fax No.	(425) 243-9000 — Firm Phone No.; (206) 669-9959 — Broker Phone No.; (425) 949-7390 — Firm Fax No.
docs@marketplacesothebysrealty.com — Firm Document E-mail Address	docs@marketplacesothebysrealty.com — Firm Document E-mail Address
carson@marketplacesir.com — Buyer Broker E-mail Address	carson@marketplacesir.com — Listing Broker E-mail Address
130714 — Buyer Broker DOL License No.; 19284 — Firm DOL License No.	130714 — Listing Broker DOL License No.; 19284 — Firm DOL License No.

RESIDENTIAL PURCHASE AND SALE AGREEMENT
General Terms

a. Purchase Price. Buyer shall pay to Seller the Purchase Price, including the Earnest Money, in cash at Closing, unless otherwise specified in this Agreement. Buyer represents that Buyer has sufficient funds to close this sale in accordance with this Agreement and is not relying on any contingent source of funds, including funds from loans, the sale of other property, gifts, retirement, or future earnings, except to the extent otherwise specified in this Agreement. The parties shall use caution when wiring funds to avoid potential wire fraud. Before wiring funds, the party wiring funds shall take steps to confirm any wire instructions via an independently verified phone number and other appropriate measures.

b. Earnest Money. Buyer shall deliver the Earnest Money by the Delivery Date listed in Specific Term 7 (2 days after mutual acceptance if not filled in) to the party holding the Earnest Money (Buyer Brokerage Firm or Closing Agent). If sent by mail, the Earnest Money must arrive at Buyer Brokerage Firm or Closing Agent by the Delivery Date. If the Earnest Money is held by Buyer Brokerage Firm and is over $10,000.00 it shall be deposited into an interest bearing trust account in Buyer Brokerage Firm's name provided that Buyer completes an IRS Form W-9. Interest, if any, after deduction of bank charges and fees, will be paid to Buyer. Buyer shall reimburse Buyer Brokerage Firm for bank charges and fees in excess of the interest earned, if any. If the Earnest Money held by Buyer Brokerage Firm is over $10,000.00 Buyer has the option to require Buyer Brokerage Firm to deposit the Earnest Money into the Housing Trust Fund Account, with the interest paid to the State Treasurer, if both Seller and Buyer so agree in writing. If the Buyer does not complete an IRS Form W-9 before Buyer Brokerage Firm must deposit the Earnest Money or the Earnest Money is $10,000.00 or less, the Earnest Money shall be deposited into the Housing Trust Fund Account. Buyer Brokerage Firm may transfer the Earnest Money to Closing Agent at Closing. If all or part of the Earnest Money is to be refunded to Buyer and any such costs remain unpaid, the Buyer Brokerage Firm or Closing Agent may deduct and pay them therefrom. The parties instruct Closing Agent to provide written verification of receipt of the Earnest Money and notice of dishonor of any check to the parties and Brokers at the addresses and/or fax numbers provided herein.

Upon termination of this Agreement, a party or the Closing Agent may deliver a form authorizing the release of Earnest Money to the other party or the parties. The party(s) shall execute such form and deliver the same to the Closing Agent. If either party fails to execute the release form, a party may make a written demand to the Closing Agent for the Earnest Money. Pursuant to RCW 64.04, Closing Agent shall deliver notice of the demand to the other party within 15 days. If the other party does not object to the demand within 20 days of Closing Agent's notice, Closing Agent shall disburse the Earnest Money to the party making the demand within 10 days of the expiration of the 20 day period. If Closing Agent timely receives an objection or an inconsistent demand from the other party, Closing Agent shall commence an interpleader action within 60 days of such objection or inconsistent demand, unless the parties provide subsequent consistent instructions to Closing Agent to disburse the earnest money or refrain from commencing an interpleader action for a specified period of time. Pursuant to RCW 4.28.080, the parties consent to service of the summons and complaint for an interpleader action by first class mail, postage prepaid at the party's usual mailing address or the address identified in this Agreement. If the Closing Agent complies with the preceding process, each party shall be deemed to have released Closing Agent from any and all claims or liability related to the disbursal of the Earnest Money. If either party fails to authorize the release of the Earnest Money to the other party when required to do so under this Agreement, that party shall be in breach of this Agreement. For the purposes of this section, the term Closing Agent includes a Buyer Brokerage Firm holding the Earnest Money. The parties authorize the party commencing an interpleader action to deduct up to $500.00 for the costs thereof.

c. Included Items. Any of the following items, including items identified in Specific Term No. 5 if the corresponding box is checked, located in or on the Property are included in the sale: built-in appliances; wall-to-wall carpeting; curtains, drapes and all other window treatments; window and door screens; awnings; storm doors and windows; installed television antennas; ventilating, air conditioning and heating fixtures; trash compactor; garbage disposal; fireplace doors, gas logs and gas log lighters; irrigation fixtures; electric garage door openers; water heaters; installed electrical fixtures; lighting fixtures; shrubs, plants and trees planted in the ground; and other fixtures; and all associated operating remote controls. Unless otherwise agreed, if any of the above items are leased or encumbered, Seller shall acquire clear title before Closing.

d. Condition of Title. Unless otherwise specified in this Agreement, title to the Property shall be marketable at Closing. The following shall not cause the title to be unmarketable: rights, reservations, covenants, conditions and restrictions, presently of record and general to the area; easements and encroachments, not materially affecting the value of or unduly interfering with Buyer's reasonable use of the Property; and reserved oil and/or mining rights. Seller shall not convey or reserve any oil and/or mineral rights after mutual acceptance without Buyer's written consent. Monetary encumbrances or liens not assumed by Buyer, shall be paid or discharged by Seller on or before Closing. Title shall be conveyed by a Statutory Warranty Deed. If this Agreement is for conveyance of a buyer's interest in a Real Estate Contract, the Statutory Warranty Deed shall include a buyer's assignment of the contract sufficient to convey after acquired title.

Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date
[initials]	03/15/2022			CT	03/15/22	DT	03/15/22

e. Title Insurance. Seller authorizes Buyer's lender or Closing Agent, at Seller's expense, to apply for the then-current ALTA form of Homeowner's Policy of Title Insurance for One-to-Four Family Residence, from the Title Insurance Company. If Seller previously received a preliminary commitment from a Title Insurance Company that Buyer declines to use, Buyer shall pay any cancellation fees owing to the original Title Insurance Company. Otherwise, the party applying for title insurance shall pay any title cancellation fee, in the event such a fee is assessed. If the Title Insurance Company selected by the parties will not issue a Homeowner's Policy for the Property, the parties agree that the Title Insurance Company shall instead issue the then-current ALTA standard form Owner's Policy, together with homeowner's additional protection and inflation protection endorsements, if available. The Title Insurance Company shall send a copy of the preliminary commitment to Seller, Listing Broker, Buyer and Buyer Broker. The preliminary commitment, and the title policy to be issued, shall contain no exceptions other than the General Exclusions and Exceptions in the Policy and Special Exceptions consistent with the Condition of Title herein provided. If title cannot be made so insurable prior to the Closing Date, then as Buyer's sole and exclusive remedy, the Earnest Money shall, unless Buyer elects to waive such defects or encumbrances, be refunded to the Buyer, less any unpaid costs described in this Agreement, and this Agreement shall thereupon be terminated. Buyer shall have no right to specific performance or damages as a consequence of Seller's inability to provide insurable title.

f. Closing and Possession. This sale shall be closed by the Closing Agent on the Closing Date. If the Closing Date falls on a Saturday, Sunday, legal holiday as defined in RCW 1.16.050, or day when the county recording office is closed, the Closing Agent shall close the transaction on the next day that is not a Saturday, Sunday, legal holiday, or day when the county recording office is closed. "Closing" means the date on which all documents are recorded and the sale proceeds are available to Seller. Seller shall deliver keys and garage door remotes to Buyer on the Closing Date or on the Possession Date, whichever occurs first. Buyer shall be entitled to possession at 9:00 p.m. on the Possession Date. Seller shall maintain the Property in its present condition, normal wear and tear excepted, until the Buyer is provided possession. Seller shall either repair or replace any system or appliance (including, but not limited to plumbing, heat, electrical, and all Included Items) that becomes inoperative or malfunctions prior to Closing with a system or appliance of at least equal quality. Buyer reserves the right to walk through the Property within 5 days of Closing to verify that Seller has maintained the Property and systems/appliances as required by this paragraph. Seller shall not enter into or modify existing leases or rental agreements, service contracts, or other agreements affecting the Property which have terms extending beyond Closing without first obtaining Buyer's consent, which shall not be unreasonably withheld. If possession transfers at a time other than Closing, the parties shall execute NWMLS Form 65A (Rental Agreement/Occupancy Prior to Closing) or NWMLS Form 65B (Rental Agreement/Seller Occupancy After Closing) (or alternative rental agreements) and are advised of the need to contact their respective insurance companies to assure appropriate hazard and liability insurance policies are in place, as applicable.

RCW 19.27.530 requires the seller of any owner-occupied single-family residence to equip the residence with a carbon monoxide alarm(s) in accordance with the state building code before a buyer or any other person may legally occupy the residence following the sale. RCW 43.44.110 requires the seller of a dwelling unit, that does not have at least one smoke detection device, to provide at least one smoke detection device in the unit before the buyer or any other person occupies the unit following a sale. The parties acknowledge that the Brokers are not responsible for ensuring that Seller complies with RCW 19.27.530 or RCW 43.44.110. Buyer and Seller shall hold the Brokers and their Firms harmless from any claim resulting from Seller's failure to install a carbon monoxide alarm(s) or smoke detector(s) in the Property.

g. Section 1031 Like-Kind Exchange. If either Buyer or Seller intends for this transaction to be a part of a Section 1031 like-kind exchange, then the other party shall cooperate in the completion of the like-kind exchange so long as the cooperating party incurs no additional liability in doing so, and so long as any expenses (including attorneys' fees and costs) incurred by the cooperating party that are related only to the exchange are paid or reimbursed to the cooperating party at or prior to Closing. Notwithstanding the Assignment paragraph of this Agreement, any party completing a Section 1031 like-kind exchange may assign this Agreement to its qualified intermediary or any entity set up for the purposes of completing a reverse exchange.

h. Closing Costs and Prorations and Charges and Assessments. Seller and Buyer shall each pay one-half of the escrow fee unless otherwise required by applicable FHA or VA regulations. Taxes for the current year, rent, interest, and lienable homeowner's association dues shall be prorated as of Closing. Buyer shall pay Buyer's loan costs, including credit report, appraisal charge and lender's title insurance, unless provided otherwise in this Agreement. If any payments are delinquent on encumbrances which will remain after Closing, Closing Agent is instructed to pay such delinquencies at Closing from money due, or to be paid by, Seller. Buyer shall pay for remaining fuel in the fuel tank if, prior to Closing, Seller obtains a written statement from the supplier as to the quantity and current price and provides such statement to the Closing Agent. Seller shall pay all utility charges, including unbilled charges. Unless waived in Specific Term No. 12, Seller and Buyer request the services of Closing Agent in disbursing funds necessary to satisfy unpaid utility charges in accordance with RCW 60.80 and Seller shall provide the names and addresses of all utilities providing service to the Property and having lien rights (attach NWMLS Form 22K Identification of Utilities or equivalent).

Buyer is advised to verify the existence and amount of any local improvement district, capacity or impact charges or other assessments that may be charged against the Property before or after Closing. Seller will pay such charges that are or become due on or before Closing. Charges levied before Closing, but becoming due after Closing shall be paid as agreed in Specific Term No. 13.

i. **Sale Information**. Listing Broker and Buyer Broker are authorized to report this Agreement (including price and all terms) to the Multiple Listing Service that published it and to its members, financing institutions, appraisers, and anyone else related to this sale. Buyer and Seller expressly authorize all Closing Agents, appraisers, title insurance companies, and others related to this Sale, to furnish the Listing Broker and/or Buyer Broker, on request, any and all information and copies of documents concerning this sale.

j. **Seller Citizenship and FIRPTA**. Seller warrants that the identification of Seller's citizenship status for purposes of U.S. income taxation in Specific Term No. 14 is correct. Seller shall execute a certification (NWMLS Form 22E or equivalent) under the Foreign Investment in Real Property Tax Act ("FIRPTA") and provide the certification to the Closing Agent within 10 days of mutual acceptance. If Seller is a foreign person for purposes of U.S. income taxation, and this transaction is not otherwise exempt from FIRPTA, Closing Agent is instructed to withhold and pay the required amount to the Internal Revenue Service.

If Seller fails to provide the FIRPTA certification to the Closing Agent within 10 days of mutual acceptance, Buyer may give notice that Buyer may terminate the Agreement at any time 3 days thereafter (the "Right to Terminate Notice"). If Seller has not earlier provided the FIRPTA certification to the Closing Agent, Buyer may give notice of termination of this Agreement (the "Termination Notice") any time following 3 days after delivery of the Right to Terminate Notice. If Buyer gives the Termination Notice before Seller provides the FIRPTA certification to the Closing Agent, this Agreement is terminated and the Earnest Money shall be refunded to Buyer.

k. **Notices and Delivery of Documents**. Any notice related to this Agreement (including revocations of offers or counteroffers) must be in writing. Notices to Seller must be signed by at least one Buyer and shall be deemed delivered only when the notice is received by Seller, by Listing Broker, or at the licensed office of Listing Broker. Notices to Buyer must be signed by at least one Seller and shall be deemed delivered only when the notice is received by Buyer, by Buyer Broker, or at the licensed office of Buyer Broker. Documents related to this Agreement, such as NWMLS Form 17, Information on Lead-Based Paint and Lead-Based Paint Hazards, Public Offering Statement or Resale Certificate, and all other documents shall be delivered pursuant to this paragraph. Buyer and Seller must keep Buyer Broker and Listing Broker advised of their whereabouts in order to receive prompt notification of receipt of a notice.

Facsimile transmission of any notice or document shall constitute delivery. E-mail transmission of any notice or document (or a direct link to such notice or document) shall constitute delivery when: (i) the e-mail is sent to both Buyer Broker and Buyer Brokerage Firm or both Listing Broker and Listing Brokerage Firm at the e-mail addresses specified on page one of this Agreement; or (ii) Buyer Broker or Listing Broker provide written acknowledgment of receipt of the e-mail (an automatic e-mail reply does not constitute written acknowledgment). At the request of either party, or the Closing Agent, the parties will confirm facsimile or e-mail transmitted signatures by signing an original document.

l. **Computation of Time**. Unless otherwise specified in this Agreement, any period of time measured in days and stated in this Agreement shall start on the day following the event commencing the period and shall expire at 9:00 p.m. of the last calendar day of the specified period of time. Except for the Possession Date, if the last day is a Saturday, Sunday or legal holiday as defined in RCW 1.16.050, the specified period of time shall expire on the next day that is not a Saturday, Sunday or legal holiday. Any specified period of 5 days or less, except for any time period relating to the Possession Date, shall not include Saturdays, Sundays or legal holidays. If the parties agree that an event will occur on a specific calendar date, the event shall occur on that date, except for the Closing Date, which, if it falls on a Saturday, Sunday, legal holiday as defined in RCW 1.16.050, or day when the county recording office is closed, shall occur on the next day that is not a Saturday, Sunday, legal holiday, or day when the county recording office is closed. When counting backwards from Closing, any period of time measured in days shall start on the day prior to Closing and if the last day is a Saturday, Sunday or legal holiday as defined in RCW 1.16.050, the specified period of time shall expire on the next day, moving forward, that is not a Saturday, Sunday or legal holiday (e.g. Monday or Tuesday). If the parties agree upon and attach a legal description after this Agreement is signed by the offeree and delivered to the offeror, then for the purposes of computing time, mutual acceptance shall be deemed to be on the date of delivery of an accepted offer or counteroffer to the offeror, rather than on the date the legal description is attached. Time is of the essence of this Agreement.

m. **Integration and Electronic Signatures**. This Agreement constitutes the entire understanding between the parties and supersedes all prior or contemporaneous understandings and representations. No modification of this Agreement shall be effective unless agreed in writing and signed by Buyer and Seller. The parties acknowledge that a signature in electronic form has the same legal effect and validity as a handwritten signature.

RESIDENTIAL PURCHASE AND SALE AGREEMENT
General Terms

n. Assignment. Buyer may not assign this Agreement, or Buyer's rights hereunder, without Seller's prior written consent, unless the parties indicate that assignment is permitted by the addition of "and/or assigns" on the line identifying the Buyer on the first page of this Agreement.

o. Default. In the event Buyer fails, without legal excuse, to complete the purchase of the Property, then the following provision, as identified in Specific Term No. 8, shall apply:

i. **Forfeiture of Earnest Money**. That portion of the Earnest Money that does not exceed five percent (5%) of the Purchase Price shall be forfeited to the Seller as the sole and exclusive remedy available to Seller for such failure.

ii. **Seller's Election of Remedies**. Seller may, at Seller's option, (a) keep the Earnest Money as liquidated damages as the sole and exclusive remedy available to Seller for such failure, (b) bring suit against Buyer for Seller's actual damages, (c) bring suit to specifically enforce this Agreement and recover any incidental damages, or (d) pursue any other rights or remedies available at law or equity.

p. Professional Advice and Attorneys' Fees. Buyer and Seller are advised to seek the counsel of an attorney and a certified public accountant to review the terms of this Agreement. Buyer and Seller shall pay their own fees incurred for such review. However, if Buyer or Seller institutes suit against the other concerning this Agreement, or if the party holding the Earnest Money commences an interpleader action, the prevailing party is entitled to reasonable attorneys' fees and expenses.

q. Offer. This offer must be accepted by 9:00 p.m. on the Offer Expiration Date, unless sooner withdrawn. Acceptance shall not be effective until a signed copy is received by the other party, by the other party's broker, or at the licensed office of the other party's broker pursuant to General Term k. If this offer is not so accepted, it shall lapse and any Earnest Money shall be refunded to Buyer.

r. Counteroffer. Any change in the terms presented in an offer or counteroffer, other than the insertion of or change to Seller's name and Seller's warranty of citizenship status, shall be considered a counteroffer. If a party makes a counteroffer, then the other party shall have until 9:00 p.m. on the counteroffer expiration date to accept that counteroffer, unless sooner withdrawn. Acceptance shall not be effective until a signed copy is received by the other party, the other party's broker, or at the licensed office of the other party's broker pursuant to General Term k. If the counteroffer is not so accepted, it shall lapse and any Earnest Money shall be refunded to Buyer.

s. Offer and Counteroffer Expiration Date. If no expiration date is specified for an offer/counteroffer, the offer/counteroffer shall expire 2 days after the offer/counteroffer is delivered by the party making the offer/counteroffer, unless sooner withdrawn.

t. Agency Disclosure. Buyer Brokerage Firm, Buyer Brokerage Firm's Designated Broker, Buyer Broker's Branch Manager (if any) and Buyer Broker's Managing Broker (if any) represent the same party that Buyer Broker represents. Listing Brokerage Firm, Listing Brokerage Firm's Designated Broker, Listing Broker's Branch Manager (if any), and Listing Broker's Managing Broker (if any) represent the same party that the Listing Broker represents. If Buyer Broker and Listing Broker are different persons affiliated with the same Firm, then both Buyer and Seller confirm their consent to Designated Broker, Branch Manager (if any), and Managing Broker (if any) representing both parties as dual agents. If Buyer Broker and Listing Broker are the same person representing both parties then both Buyer and Seller confirm their consent to that person and his/her Designated Broker, Branch Manager (if any), and Managing Broker (if any) representing both parties as dual agents. All parties acknowledge receipt of the pamphlet entitled "The Law of Real Estate Agency."

~~**u. Commission**. Seller and Buyer shall pay a commission in accordance with any listing or commission agreement to which they are a party. The Listing Brokerage Firm's commission shall be apportioned between Listing Brokerage Firm and Buyer Brokerage Firm as specified in the listing. Seller and Buyer hereby consent to Listing Brokerage Firm or Buyer Brokerage Firm receiving compensation from more than one party. Seller and Buyer hereby assign to Listing Brokerage Firm and Buyer Brokerage Firm, as applicable, a portion of their funds in escrow equal to such commission(s) and irrevocably instruct the Closing Agent to disburse the commission(s) directly to the Firm(s). In any action by Listing or Buyer Brokerage Firm to enforce this paragraph, the prevailing party is entitled to court costs and reasonable attorneys' fees. Seller and Buyer agree that the Firms are intended third party beneficiaries under this Agreement.~~

v. Cancellation Rights/Lead-Based Paint. If a residential dwelling was built on the Property prior to 1978, and Buyer receives a Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards (NWMLS Form 22J) after mutual acceptance, Buyer may rescind this Agreement at any time up to 3 days thereafter.

w. Information Verification Period. Buyer shall have 10 days after mutual acceptance to verify all information provided from Seller or Listing Brokerage Firm related to the Property. This contingency shall be deemed satisfied unless Buyer gives notice identifying the materially inaccurate information within 10 days of mutual acceptance. If Buyer gives timely notice under this section, then this Agreement shall terminate and the Earnest Money shall be refunded to Buyer.

Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date
(initials)	03/15/2022			CT	03/15/22	DT	03/15/22

RESIDENTIAL PURCHASE AND SALE AGREEMENT

General Terms

x. **Property Condition Disclaimer**. Buyer and Seller agree, that except as provided in this Agreement, all representations and information regarding the Property and the transaction are solely from the Seller or Buyer, and not from any Broker. The parties acknowledge that the Brokers are not responsible for assuring that the parties perform their obligations under this Agreement and that none of the Brokers has agreed to independently investigate or confirm any matter related to this transaction except as stated in this Agreement, or in a separate writing signed by such Broker. In addition, Brokers do not guarantee the value, quality or condition of the Property and some properties may contain building materials, including siding, roofing, ceiling, insulation, electrical, and plumbing, that have been the subject of lawsuits and/or governmental inquiry because of possible defects or health hazards. Some properties may have other defects arising after construction, such as drainage, leakage, pest, rot and mold problems. In addition, some properties may contain soil or other contamination that is not readily apparent and may be hazardous. Brokers do not have the expertise to identify or assess defective or hazardous products, materials, or conditions. Buyer is urged to use due diligence to inspect the Property to Buyer's satisfaction and to retain inspectors qualified to identify the presence of defective or hazardous materials and conditions and evaluate the Property as there may be defects and hazards that may only be revealed by careful inspection. Buyer is advised to investigate whether there is a sufficient water supply to meet Buyer's needs. Buyer is advised to investigate the cost of insurance for the Property, including, but not limited to homeowner's, fire, flood, earthquake, landslide, and other available coverage. Buyer acknowledges that local ordinances may restrict short term rentals of the Property. Buyer and Seller acknowledge that home protection plans may be available which may provide additional protection and benefit to Buyer and Seller. Brokers may assist the parties with locating and selecting third party service providers, such as inspectors or contractors, but Brokers cannot guarantee or be responsible for the services provided by those third parties. The parties shall exercise their own judgment and due diligence regarding third-party service providers.

OPTIONAL CLAUSES ADDENDUM TO PURCHASE & SALE AGREEMENT

The following is part of the Purchase and Sale Agreement dated **March 14, 2022**

between **VH Senior Care LLC** (Buyer) ________ (Buyer) ("Buyer")

and **Christopher Steve Torkelson** (Seller) **Daniela C Torkelson** (Seller) ("Seller")

concerning **302 SW 146th St** (Address) **Burien** (City) **WA** (State) **98166** (Zip) (the "Property").

CHECK IF INCLUDED:

1. ☑ **Square Footage/Lot Size/Encroachments.** The Listing Broker and Buyer Broker make no representations concerning: (a) the lot size or the accuracy of any information provided by the Seller; (b) the square footage of any improvements on the Property; (c) whether there are any encroachments (fences, rockeries, buildings) on the Property, or by the Property on adjacent properties. Buyer is advised to verify lot size, square footage and encroachments to Buyer's own satisfaction.

2. **Title Insurance.** The Title Insurance clause in the Agreement provides Seller is to provide the then-current ALTA form of Homeowner's Policy of Title Insurance. The parties have the option to provide less coverage by selecting a Standard Owner's Policy or more coverage by selecting an Extended Coverage Policy:

   ☑ **Standard Owner's Coverage.** Seller authorizes Buyer's lender or Closing Agent, at Seller's expense, to apply for the then-current ALTA form of Owner's Policy of Title Insurance, together with homeowner's additional protection and inflation protection endorsements, if available at no additional cost, rather than the Homeowner's Policy of Title Insurance.

   ☐ **Extended Coverage.** Seller authorizes Buyer's lender or Closing Agent, at Seller's expense to apply for an ALTA or comparable Extended Coverage Policy of Title Insurance, rather than the Homeowner's Policy of Title Insurance. Buyer shall pay the increased costs associated with the Extended Coverage Policy, including the excess premium over that charged for Homeowner's Policy of Title Insurance and the cost of any survey required by the title insurer.

3. ☐ **Seller Cleaning.** Seller shall clean the interiors of any structures and remove all trash, debris and rubbish from the Property prior to Buyer taking possession.

4. ☐ **Personal Property.** Unless otherwise agreed, Seller shall remove all personal property from the Property not later than the Possession Date. Any personal property remaining on the Property thereafter shall become the property of Buyer, and may be retained or disposed of as Buyer determines.

5. ☑ **Utilities.** To the best of Seller's knowledge, Seller represents that the Property is connected to:
   ☑ public water main; ☑ public sewer main; ☐ septic tank; ☐ well (specify type) ________;
   ☐ irrigation water (specify provider) ________; ☑ natural gas; ☑ telephone; ☑ electricity;
   ☐ cable (specify provider) ________; ☐ internet (specify provider) ________;
   ☐ other ________.

6. ☐ **Insulation - New Construction**. If this is new construction, Federal Trade Commission Regulations require the following to be filled in. If insulation has not yet been selected, FTC regulations require Seller to furnish Buyer the information below in writing as soon as available:

   WALL INSULATION: TYPE: ________ THICKNESS: ________ R-VALUE: ________

   CEILING INSULATION: TYPE: ________ THICKNESS: ________ R-VALUE: ________

   OTHER INSULATION DATA: ________

Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date
[initials]	03/15/2022			CT	03/15/22	DT	03/15/22

OPTIONAL CLAUSES ADDENDUM TO
PURCHASE & SALE AGREEMENT
Continued

7. ❑ **Leased Property Review Period and Assumption.** Buyer acknowledges that Seller leases the following items of personal property that are included with the sale: ❑ propane tank; ❑ security system; ❑ satellite dish and operating equipment; ❑ other ______________________________.

Seller shall provide Buyer a copy of the lease for the selected items within _______ days (5 days if not filled in) of mutual acceptance. If Buyer, in Buyer's sole discretion, does not give notice of disapproval within _______ days (5 days if not filled in) of receipt of the lease(s) or the date that the lease(s) are due, whichever is earlier, then this lease review period shall conclusively be deemed satisfied (waived) and at Closing, Buyer shall assume the lease(s) for the selected item(s) and hold Seller harmless from and against any further obligation, liability, or claim arising from the lease(s), if the lease(s) can be assumed. If Buyer gives timely notice of disapproval, then this Agreement shall terminate and the Earnest Money shall be refunded to Buyer.

8. ❑ **Homeowners' Association Review Period.** If the Property is subject to a homeowners' association or any other association, then Seller shall, at Seller's expense, provide Buyer a copy of the following documents (if available from the Association) within _______ days (10 days if not filled in) of mutual acceptance:

a. Association rules and regulations, including, but not limited to architectural guidelines;
b. Association bylaws and covenants, conditions, and restrictions (CC&Rs);
c. Association meeting minutes from the prior two (2) years;
d. Association Board of Directors meeting minutes from the prior six (6) months; and
e. Association financial statements from the prior two (2) years and current operating budget.

If Buyer, in Buyer's sole discretion, does not give notice of disapproval within _______ days (5 days if not filled in) of receipt of the above documents or the date that the above documents are due, whichever is earlier, then this homeowners' association review period shall conclusively be deemed satisfied (waived). If Buyer gives timely notice of disapproval, then this Agreement shall terminate and the Earnest Money shall be refunded to Buyer.

9. ❑ **Homeowners' Association Transfer Fee.** If there is a transfer fee imposed by the homeowners' association or any other association (e.g. a "move-in" or "move-out" fee), the fee shall be paid by the party as provided for in the association documents. If the association documents do not provide which party pays the fee, the fee shall be paid by ❑ Buyer; ❑ Seller (Seller if not filled in).

10. ❑ **Excluded Item(s).** The following item(s), that would otherwise be included in the sale of the Property, is excluded from the sale ("Excluded Item(s)"). Seller shall repair any damage to the Property caused by the removal of the Excluded Item(s). Excluded Item(s):

11. ❑ **Home Warranty.** Buyer and Seller acknowledge that home warranty plans are available which may provide additional protection and benefits to Buyer and Seller. Buyer shall order a one-year home warranty as follows:

a. Home warranty provider: ______________________________
b. Seller shall pay up to $____________ ($0.00 if not filled in) of the cost for the home warranty, together with any included options, and Buyer shall pay any balance.
c. Options to be included: ______________________________
______________________________ (none, if not filled in).
d. Other: ______________________________.

12. ☒ **Other. Although Seller Cleaning is unchecked on form 22D, the Tenant is responsible for cleaning the property prior close and possession. Referencing Addendum 1, Paragraph 1, Section 14. Responsibility to be the Tenant's, not the Seller.**

Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date
[initials]	03/15/2022			CT	03/15/22	DT	03/15/22

FIRPTA CERTIFICATION

The Foreign Investment in Real Property Tax Act ("FIRPTA"), 26 U.S.C. 1445, provides that a buyer of a U.S. real property interest must withhold tax if Seller is a foreign person, unless one of the exceptions in the Act applies. The following will inform Buyer and Closing Agent whether tax withholding is required.

Note: The above law applies to foreign corporations, partnerships, trusts, estates and other foreign entities, as well as to foreign individuals. If Seller is a corporation, partnership, trust, estate or other entity, the terms "I" and "my" as used below means the corporation or other entity. A "real property interest" includes full or part ownership of land and/or improvements thereon; leaseholds; options to acquire any of the foregoing; and an interest in foreign corporations, partnerships, trusts or other entities holding U.S. real estate.

SELLER CERTIFICATION. Seller hereby certifies the following:

PROPERTY. I am the Seller of real property ☑ at:

302 SW 146th St (Address) Burien (City) WA (State) 98166 (Zip)

or ☐ (if no street address) legally described on the attached.

CITIZENSHIP STATUS. I ☐ AM ☑ AM NOT a non-resident alien (or a foreign corporation, foreign partnership, foreign trust, foreign estate or other foreign business entity) for purposes of U.S. income taxation.

TAXPAYER I.D. NUMBER.
My U.S. taxpayer identification number (e.g. social security number) is ______________________.
(Tax I.D. number to be provided by Seller at Closing)

ADDRESS.
My home address is 302 SW 146th St (Address) Burien (City) WA (State) 98166-1915 (Zip)

Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete. I understand that this Certification may be disclosed to the Internal Revenue Service ("IRS") and that any false statement I have made here could be punished by fine, imprisonment, or both.

Authentisign Christopher Torkelson 03/15/22 — Seller, Date
Authentisign Daniela Torkelson 03/15/22 — Seller, Date

BUYER CERTIFICATION (Only applicable if Seller is a non-resident alien).

If Seller is a non-resident alien, and has not obtained a release from the IRS, then Closing Agent must withhold 15% of the amount realized from the sale and pay it to the IRS, unless Buyer certifies that the selected statement below is correct:

- ☐ **Amount Realized ($300,000 or less) and Family Residence = No Tax.** (a) I certify that the total price that I am to pay for the property, including liabilities assumed and all other consideration to Seller, does not exceed $300,000; and (b) I certify that I or a member of my family* have definite plans to reside on the property for at least 50% of the time that the property is used by any person during each of the first two twelve month periods following the date of this sale. If Buyer certifies these statements, there is no tax.
- ☐ **Amount Realized (more than $300,000, but not exceeding $1,000,000) and Family Residence = 10% Tax.** (a) I certify that the total price that I am to pay for the property, including liabilities assumed and all other consideration to Seller, exceeds $300,000, but does not exceed $1,000,000; and (b) I certify that I or a member of my family* have definite plans to reside on the property for at least 50% of the time that the property is used by any person during each of the first two twelve month periods following the date of this sale. If Buyer certifies these statements, then Closing Agent must withhold 10% of the amount realized from the sale and pay it to the IRS.

* (Defined in 11 U.S.C. 267(c)(4). It includes brothers, sisters, spouse, ancestors and lineal descendants).

Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief both statements are true, correct and complete. I understand that this Certification may be disclosed to the IRS and that any false statement I have made here could be punished by fine, imprisonment, or both.

Buyer ______________ Date ______________ Buyer ______________ Date ______________

TITLE CONTINGENCY ADDENDUM TO PURCHASE & SALE AGREEMENT

The following is part of the Purchase and Sale Agreement dated **March 14, 2022**

between **VH Senior Care LLC** (Buyer) ____________ (Buyer) ("Buyer")

and **Christopher Steve Torkelson** (Seller) **Daniela C Torkelson** (Seller) ("Seller")

concerning **302 SW 146th St** (Address) **Burien** (City) **WA** (State) **98166** (Zip) (the "Property").

1. **Title Contingency**. This Agreement is subject to Buyer's review of a preliminary commitment for title insurance, together with any easements, covenants, conditions and restrictions of record. Buyer shall have **5** days (5 days if not filled in) from ☑ the date of Buyer's receipt of the preliminary commitment for title insurance; or ☐ mutual acceptance (from the date of Buyer's receipt, if neither box checked) to give notice of Buyer's disapproval of exceptions contained in the preliminary commitment. If Buyer receives the preliminary commitment before mutual acceptance, Buyer's time to review shall begin on mutual acceptance.

   Seller shall have __________ days (5 days if not filled in) after Buyer's notice of disapproval to give Buyer notice that Seller will clear all disapproved exceptions. Seller shall have until the Closing Date to clear all disapproved exceptions.

   If Seller does not give timely notice that Seller will clear all disapproved exceptions, Buyer may terminate this Agreement within 3 days after the deadline for Seller's notice. In the event Buyer elects to terminate the Agreement, the Earnest Money shall be returned to Buyer. If Buyer does not timely terminate the Agreement, Buyer shall be deemed to have waived all objections to title, which Seller did not agree to clear.

2. **Supplemental Title Reports**. If supplemental title reports disclose new exception(s) to the title commitment, then the above time periods and procedures for notice, correction, and termination for those new exceptions shall apply to the date of Buyer's receipt of the supplemental title report. The Closing date shall be extended as necessary to accommodate the foregoing times for notices.

3. **Marketable Title**. This Addendum does not relieve Seller of the obligation to provide marketable title at Closing as provided for in the Agreement.

Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date
[initials]	03/15/2022			CT	03/15/22	DT	03/15/22

INSPECTION WAIVER ADDENDUM TO PURCHASE AND SALE AGREEMENT

The following is part of the Purchase and Sale Agreement dated March 14, 2022

between VH Senior Care LLC (Buyer) ______ (Buyer) ("Buyer")

and Christopher Steve Torkelson (Seller) Daniela C Torkelson (Seller) ("Seller")

concerning 302 SW 146th St (Address) Burien (City) WA (State) 98166 (Zip) (the "Property").

1. ☑ **WAIVER OF INSPECTION.** Buyer has been advised to obtain inspections of the Property including, but not limited to, the structural, mechanical and general condition of the improvements on the Property, compliance with building and zoning codes, an inspection of the Property for hazardous materials, a pest inspection, and a soils/stability inspection. Buyer elects to waive the right to obtain inspections of the Property and purchase the Property in its present condition. Buyer has not relied on representations by Seller, Listing Broker, or Buyer Broker with regard to the condition of the Property, the suitability of the Property for Buyer's intended use, or Buyers decision to forego inspections.

2. ☐ **PRE-INSPECTION CONDUCTED.** Buyer, prior to mutual acceptance of this Agreement, conducted inspections of the Property and the improvements on the Property including, but not limited to, the structural, mechanical and general condition of the improvements on the Property, compliance with building and zoning codes, an inspection of the Property for hazardous materials, a pest inspection, and a soils/stability inspection. This Agreement is not conditioned on the results of such inspections and Buyer acknowledges that the decision to purchase the Property is based on Buyer's prior inspection and that Buyer has not relied on representations by Seller, Listing Broker or Buyer Broker with regard to the condition of the Property or the suitability of the Property for Buyer's intended use. Buyer shall not provide the inspection report, or portions of the report, to Seller, unless Seller requests otherwise.

3. ☐ **MODIFICATIONS/REPAIRS.** Based upon the results of Buyer's pre-inspection of the Property, Seller shall make the following modifications and/or repairs to the Property described below or on the attached pages.

   The modifications and/or repairs shall be accomplished at Seller's expense in a commercially reasonable manner and in accordance with all applicable laws no fewer than _______ days (3 days if not filled in) prior to the Closing Date. In the case of hazardous materials, "repair" means removal or treatment (including but not limited to removal or, at Seller's option, decommissioning of any oil storage tanks) of the hazardous material at Seller's expense as recommended by and under the direction of a professional selected by Seller. Seller's repairs are subject to re-inspection and approval, prior to Closing, by the inspector who recommended the modifications and/or repairs, if Buyer elects to order and pay for such re-inspection. If Buyer agrees to pay for any repairs prior to Closing, the parties are advised to seek the counsel of an attorney to review the terms of that agreement.

4. **ON-SITE SEWAGE DISPOSAL SYSTEMS ADVISORY.** Buyer is advised that on-site sewage disposal systems, including "septic systems," are subject to strict governmental regulation and occasional malfunction and even failure. Buyer is advised to consider conducting an inspection of any on-site sewage system by including an appropriate on-site sewage disposal inspection contingency such as NWMLS Form 22S (Septic Addendum).

Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date
[initials]	03/15/2022			CT	03/15/22	DT	03/15/22

ADDENDUM / AMENDMENT TO PURCHASE AND SALE AGREEMENT

The following is part of the Purchase and Sale Agreement dated **March 14, 2022**

between **VH Senior Care LLC** (Buyer) ______ (Buyer) ("Buyer")

and **Christopher Steve Torkelson** (Seller) **Daniela C Torkelson** (Seller) ("Seller")

concerning **302 SW 146th St** (Address) **Burien** (City) **WA** (State) **98166** (Zip) (the "Property").

IT IS AGREED BETWEEN THE SELLER AND BUYER AS FOLLOWS:

The distribution of Commissions for the above purchase/sale will not be the responsibility of the Seller or Buyer, but will be paid by AFH Senior Care.
The Commission Form 40 will be provided once in mutual contract.

ALL OTHER TERMS AND CONDITIONS of said Agreement remain unchanged.

Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date
[initials]	03/15/2022			CT	03/15/22	DT	03/15/22

Exhibit A

PARCEL A:
Lot 1, City of Burien Short Subdivision No. SP 97-12, recorded under King County Recording Number 9903029025, records of King County, Washington.

PARCEL B:
An undivided interest in Tract A of said Short Plat.

Situate in the County of King, State of Washington

03/15/22

CT 03/15/22

DT 03/15/22

Note: The legal description above has been copied from the last vesting deed. The legal may change after a complete title examination and issuance of title commitment. For a warranted legal description, please refer to Exhibit A in your title commitment. Subject to easements, restrictions and reservations of record, if any, affecting title, which may appear in public record, including those shown on any recorded plat or survey.

ADDENDUM NO. 1 TO RESIDENTIAL PURCHASE AND SALE AGREEMENT BY AND BETWEEN VH SENIOR CARE LLC ("BUYER") AND CHRISTOPHER STEVE TORKELSON AND DANIELA TORKELSON ("SELLER") DATED MARCH 14, 2022

In the event of any conflict between the provisions set forth in this Addendum No. 1 (this "Addendum") and the provisions of the Residential Purchase and Sale Agreement referenced above regarding real property located at 302 SW 146th Street, Burien, King County, State of Washington (the "Agreement"), the provisions of this Addendum shall prevail. All capitalized terms used in this Addendum, unless otherwise noted herein, shall have the meanings ascribed to them in the Agreement. For purposes of this Addendum, the term "Effective Date" shall mean the date that Buyer accepts Seller's counteroffer as evidenced by date indicated below next to Buyer signature line to this Addendum. This Addendum is attached to the Agreement and is incorporated therein by this reference and forms a part thereof for all purposes.

1. **Seller's Representations, Warranties and Covenants.** Seller hereby makes the following representations and warranties to Buyer: (1) Seller is the owner of the Property and that there are no encumbrances that would materially impact Buyer's use of the property as an adult family home as defined under RCW 70.128.010 (an "AFH"); (2) the Property is zoned for use as an AFH, (3) the Property is serviced by water, electricity, telephone and cable television utilities; (4) the Property has been subdivided into a single legal lot, (5) Seller has the authority to enter into the Agreement and to perform its obligations under the Agreement; (6) to Seller's knowledge, there are no pending proceedings or agreements with any governmental agency regarding the use of the Property or special tax assessments against the Property; (7) the Property has access to a public street; (8) Seller has not received any written notices that the Property or the business conducted thereon violate any applicable laws, regulations, codes and ordinances; (9) there is no pending or threatened litigation which would adversely affect the Property or Buyer's ownership thereof after Closing; (10) there is no pending or threatened condemnation or similar proceedings affecting the Property, and the Property is not within the boundaries of any planned or authorized local improvement district; (11) Seller has paid (except to the extent prorated at Closing) all local, state and federal taxes attributable to the period prior to closing which, if not paid, could constitute a lien on Property (including any personal property), or for which Buyer may be held liable after Closing; (12) Seller is not aware of any concealed material defects in the Property; (13) all building systems and structural components of the Property and included items of personal property are in good operating condition, including the electrical, plumbing, mechanical, heating, ventilation and air conditioning, the roof, walls and substructures, and (14) there is no pending or threatened investigation or remedial action by any governmental agency regarding the release of Hazardous Substances or the violation of Environmental Law at the Property. As used herein, the term "Hazardous Substances" shall mean any substance or material now or hereafter defined or regulated as a hazardous substance, hazardous waste, toxic

substance, pollutant, or contaminant under any federal, state, or local law, regulation, or ordinance governing any substance that could cause actual or suspected harm to human health or the environment ("Environmental Law"). The term "Hazardous Substances" specifically includes, but is not limited to, petroleum, petroleum by-products, and asbestos. The aforesaid representations and warranties shall be true as of Closing and shall survive Closing for a period of twenty four (24) months. Prior to Closing, Seller shall have the Property professionally cleaned and paragraph 3 of the Optional Clauses Addendum shall apply to the Agreement.

2. **Closing Date.** Closing shall occur on or before March 25, 2022 (the "Closing Date"). In the event that the transactions contemplated under the Agreement are not consummated on or before the date that is ten (10) business days after the Closing Date for any reason except the default of Buyer, Buyer shall have the right to terminate the Agreement upon ten (10) business days written notice to Seller. Upon such termination, the Earnest Money shall be refunded to Buyer and neither party shall have any further obligation under the Agreement. The foregoing is in addition to any other remedies that Buyer may have pursuant to the Agreement or applicable law if the failure to close is a result of Seller's breach of its obligations under the Agreement.

3. **Assignment.** Buyer may, in its sole discretion, upon written notice to Seller, assign its rights and delegate its obligations under this Agreement to any person.

4. **Real Estate Commissions.** Seller shall pay a commission to the Listing Firm pursuant to a separate agreement between Seller and Listing Firm. Listing Firm represents both Seller and Buyer but Buyer shall not have any obligation to pay any commission or compensation to Listing Firm/Buyer Brokerage Firm. Except as provided above, Buyer and Seller each represents to the other party that it has not dealt with a real estate broker in connection with the negotiations leading to this Agreement. Seller and Buyer each agrees to indemnify and hold the other party harmless from and against the claims of all brokers or other intermediaries claiming to have had any dealings, negotiations or consultations with it in connection with this Agreement or the sale of the Property, which indemnity shall survive closing and/or the termination of this Agreement.

5. **Counterparts.** This Addendum and the Agreement may be executed in counterparts, each of which shall constitute one agreement, binding on all of the parties notwithstanding that all the parties are not signatory to the original of the same counterpart. Facsimile or E-mail transmission of any signed counterpart of this Addendum, and retransmission by facsimile or E-mail of any signed facsimile or E-mail transmission shall be the same as delivery of an original. At the request of either party, the parties will confirm facsimile or E-mail transmitted signatures by signing an original document.

Seller may accept the counteroffer provided in this Addendum by signing below and delivering an executed copy of this Addendum to Buyer on or before 5:00 p.m. (PT) on March 25 2022. If this counteroffer is not timely accepted as provided above, it shall

lapse and neither party shall have any obligations under the Agreement or this Addendum.

By signing below, Seller and Buyer agree to be bound by the terms and conditions of the Agreement as amended by the foregoing Addendum, effective as of the last date of execution of this Addendum by a party, which shall be the date of mutual execution for all purposes hereof.

[signature page follows]

SELLER:

Christopher Torkelson
______________________________ Date: 03/15/22

CHRISTOPHER STEVE TORKELSON

Daniela Torkelson
______________________________ Date: 03/15/22

DANIELA TORKELSON

BUYER:

VH SENIOR CARE LLC

By: ______________________________ Date: 03/15/22

Its: Manager